                                                                   EXHIBIT 10.10


                                            March 19, 1993

Chairman of the Board
Leo Burnett Company, Inc.
35 West Wacker Drive, 22nd Floor
Chicago, Illinois 60601

Dear Chairman:

In consideration for my election to the Board of Directors of Leo Burnett Company, Inc. (the "Company"), or my continuing service on said Board, I hereby agree to be bound by the terms of the Executive Employment Consultancy Arrangement (the "Arrangement"), a copy of which is attached hereto, and the Executive Employment Consultancy Arrangement Employment Agreement, a draft copy of which is attached hereto. I acknowledge that I have received a copy of the Arrangement and had an opportunity to review the Arrangement. I further acknowledge that I understand the purposes of the Arrangement and agree that is in the best interests of the Company that I retire from the Board in accordance with the terms of the Arrangement.

I further acknowledge and agree that my agreement to participate in the Arrangement is an essential and material condition of my election to the Board of Directors, and that without such participation I would not be elected to the Board of Directors.

In further consideration for my receipt of the benefits of serving on the Board and the benefits of the Arrangement, I agree not to institute, directly or indirectly, or in any manner aid in, except as may be required pursuant to legal process, any action or proceeding of any kind against the Company arising out of or related to the Arrangement, excepting an action for breach of the Arrangement by the Company or for its failure to provide vested benefits to which I am legally entitled, if any. I further agree to release and forever discharge the Company, its successors and assigns and its past and present officers, directors, and employees from any and all claims arising out of my employment, my agreement to accept the Arrangement and my retirement pursuant to that Arrangement, including but not limited to any and all claims under any federal, state or local discrimination laws or ordinances, such as the Age Discrimination in Employment Act of 1967, as amended (including as amended by the Older Workers Benefit Protection Act), 29 U.S.C. (S)793 et seq.
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                                      -2-

This Arrangement and attendant release is given knowingly and voluntarily and I acknowledge that (1) this release is written in a manner understood by me; (2) this release refers to rights under the Age Discrimination in Employment Act, as amended; (3) I have not waived any rights arising after the date hereof; (4) I have received valuable consideration from the Arrangement in exchange for the release other than amounts I am already entitled to receive; and (5) I have been advised to consult with an attorney prior to releasing any rights hereunder.

I have had 21 days to consider whether to consent to the above release. Moreover, I understand that I have 7 days from the date hereof to revoke my consent to the above release.

The Company and I expressly consent that this Arrangement shall be given full force and effect according to each and all of its terms and provisions.

                                       Very truly yours,

                                       /s/ Roger A. Haupt

                                       Roger A. Haupt

                            LEO BURNETT COMPANY. INC
                            ------------------------
                        Executive Employment Consultancy
                        --------------------------------
                                   Arrangement
                                   -----------
                              As of March 19, 1993
                              --------------------

Statement of Objectives
-----------------------

        Whereas, this Board does hereby acknowledge that it is in the best
        -------
        interests of the Company to maintain a planned and orderly succession of top management; and

        Whereas, this Board also recognizes that, in order for any program of
        -------
        succession to be efficient, the program must be accepted by and start with those in the top echelons of management; namely, the Board of Directors.

        Now, therefore, to compensate members of the Board for the impact of the
        --------------
        implementation of an orderly succession of management, an Executive Employment Consultancy Arrangement (the "Arrangement") is hereby established with the following terms and conditions:

        1.     Agreement: It is hereby agreed that each member of the Board of
               ---------
               Directors of Leo Burnett Company, Inc., upon no later than the commencement of payments under the Arrangement or as of the first day of the month following such Board member's 57th birthday, shall cease to be a member of the Company's Board of Directors and no longer hold any Corporate or Divisional office, however, employee status shall continue during the term of the Arrangement.

        2.     Exceptions: It is further agreed that the only exceptions to this
               ----------
               policy shall be those as agreed in a written action of the Executive Committee.

        3.     Individuals Affected: Individuals who have been members of the
               --------------------
               Board of Directors of the Company at least sixty months on or prior to the Commencement Date.

        4.     Implementation
               --------------

               A. No later than seven months prior to an Individual's 57th birthday, he will be informed of amounts he will receive on his leaving the Board at age 57;

                                                                         3/19/93
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                                      -2-

               B. At any time prior to the seven months notice in (A) above, the Individual shall initiate participation in the Arrangement by contacting the Chairman of the Board in writing:

               1. no earlier than twelve months prior to the Individual's fiftieth birthday; and

               2. at least six months, but no earlier than twelve months, prior to the Commencement Date.

 5.     Commencement Date: May be designated by the Individual as the last day
        -----------------
        of any calendar quarter after the Individual's 50th birthday, but not later than the end of the month in which the Individual's 57th birthday occurs.

 6.     Compensation: 1st through 5th year following Commencement Date, annual
        ------------
        compensation is equal to 20% of 150% of the following amount:

        (a) base salary earned by the Individual in the calendar year prior to the Commencement Date; plus

        (b) the greater of (i) the bonus earned by the Individual in the calendar year prior to the Commencement Date, or (ii) one-half of the combined sum of the bonus earned by the Individual in the two calendar years prior to the Commencement date. The term "bonus" as used herein is defined as the bonus paid to the individual in accordance with the compensation program adopted by the Board on November 17, 1975, as amended.

 7.     Employee Benefits: As an employee, the Individual shall be entitled
        -----------------
        during the term of the Arrangement (1st through 5th year) to participate in such employee benefit plans as the company may offer to all other executive or similarly situated employees, except for the Supplemental Long-Term Disability Program and the Star Reachers Compensation Plan, in which participation shall cease upon the Commencement Date.

 8.     Stock Ownership: On or before the Commencement Date, the Individual
        ---------------
        shall sell all common stock and/or beneficial interest in common stock represented by Voting Trust Certificates of the Leo Burnett Company, Inc. Voting Trust and/or Voting Trust Certificates of the Leo Burnett Worldwide, Inc. Voting Trust held in the Individual's name (and/or Trusts established by the Individual).

                                   -                                     3/19/93

 9.     In the Event of Death: If the Individual dies at any time after the
        ---------------------
        Individual's request to participate in the Arrangement has been submitted to and accepted by the Chairman of the Board, or at any time during the 1st through 5th year, any unpaid compensation shall be paid to the Individual's estate according to the payment schedule previously established or at such earlier time or times as the Company may determine.

 10.    In the Event of Disability: If the Individual becomes disabled after the
        --------------------------
        Individual's request to participate in the Arrangement has been submitted to and accepted by the Chairman of the Board, or at any time during the 1st through 5th year, any unpaid compensation shall continue to be paid as if such disability had not occurred.

 11.    Covenant Not to Compete: During the term of the Arrangement, the
        -----------------------
        Individual covenants and agrees that he or she will not:

        (a) Directly or indirectly, own, manage, operate, control, be employed by or be connected with the ownership, management, operation or control of:

               (1) Any advertising agency (or holding company or subsidiary thereof) other than the Company;

               (2) Any client of the Company or of the Company's subsidiaries or affiliates; or

               (3) Any company or other entity selling products that compete with products of clients of the Company or of the Company's subsidiaries or affiliates;

               unless the Chief Executive Officer of the Company shall have given prior written consent upon such terms as he shall deem appropriate.

          (b) Directly or indirectly, for the Individual's own benefit or for the benefit of any other person, firm or corporation:

               (1) Solicit, for purposes of employment, either any employee of the Company or its subsidiaries or affiliates or any employee of any client of the Company or the Company's subsidiaries or affiliates;

                                                                         3/19/93

               (2) Induce either any employee of the Company or its subsidiaries or affiliates or any employee of any client of the Company or the Company's subsidiaries or affiliates to terminate such employment for purposes of becoming employed elsewhere;

               (3) Interfere with the relationship either between the Company or its subsidiaries or affiliates and its employees or between any client of the Company or of the Company's subsidiaries or affiliates and its employees; or

               (4) Otherwise hire or induce others to hire either any employee of the Company or its subsidiaries or affiliates or of any client of the Company or of the Company's subsidiaries or affiliates;

               unless the Chief Executive Officer of the Company shall have given prior written consent upon such terms as he shall deem appropriate.

          (c) The precise value of the covenants contained in this Section 11 is so difficult to evaluate that no accurate measure of monetary damages could possibly be established and, in the event of a breach or threatened breach of such covenants, the Company's remedy at law would be inadequate and the Company shall be entitled to temporary and permanent injunctive relief restraining the Individual from such breach or threatened breach. In the event that any covenant made in this Section 11 shall be more restrictive than permitted by applicable law, it shall be limited to the extent which is so permitted. Nothing in this subsection
               (c) shall be construed as preventing the Company from pursuing any and all other remedies available to it for breach or threatened breach of covenants made in this Section 11, including the recovery of money damages from the Individual.

        It is expressly understood and agreed that the Company's remedies for breach of these covenants shall not be limited to damages in the amount of salary to be paid under the Arrangement.

 12.    Conflict of Interest: The Leo Burnett Company Conflict of Interest
        --------------------

        Policy signed by the Individual during his or her employment by the Company will continue in effect during the term of the Individual's participation under the Arrangement.

                                                                         3/19/93

 13.   Guidelines for Exemptions from Certain Non-Compete Provisions: The Chief
       -------------------------------------------------------------
       Executive Officer may allow the Individual receiving benefits under the Arrangement to do some additional work for other advertising agencies as long as their work cannot be construed to be in competition with the Company.

       While each case will have to be decided on the individual facts, exemptions given by the Chief Executive Officer under Section 11, above, will be considered under the following guidelines:

       (a) The Individual may not work in the U.S. for an agency that shares a U.S. client with the Company.

       (b) The Individual may not work in the U.S. for a U.S. agency that handles a competitor of any of the Company's clients.

       (c) In case of any Individual who lives and works outside the U.S., guidelines (a) and (b) would be applied to non-U.S. agencies as well, but because of the many variables, specific guidelines cannot be set up in advance.

       (d) Furthermore, in the event that either (a), (b) or (c) occurs after the Individual has gone to work for the other agency, the Individual must resign from the other agency within 60 days after such occurrence or else the Company has no further liability to provide benefits under the Arrangement.

       (e) Additionally, the Individual agrees not to, directly or indirectly, assist in the hiring of any Company employee by the new agency. A violation of this provision would also result in a termination of benefits under the Arrangement.

       (f) Situations may arise that could result in possible embarrassment to the Company arising out of continued employment of any Individual as specified above. Because of the impossibility to predict any such occurrence, the Chief Executive Officer may, in his sole discretion, revoke permission previously granted when he believes that such revocation is necessary to protect the best interests of the Company. In the event of a revocation, the Individual must resign from the other agency within 60 days of notice of revocation or else the Company has no further liability to provide benefits under the Arrangement.

                                                                         3/19/93

 14.   Letter of Agreement: At the time of the election to the Board and as a
       -------------------
       condition of serving on the Board, each Board member-elect shall execute a letter agreeing to the terms of the Arrangement set forth above and releasing any and all claims with respect to such Arrangement and retirement pursuant to the Arrangement, including claims of discrimination. A copy of the letter to be executed is attached.

                                     DRAFT
                                     -----



                         Re:     Employment Agreement
                         ----------------------------

Dear _______:

This letter will constitute our agreement with you concerning your status as an Executive Consultant.

Term - You will be employed by the Company for the period commencing ________________________ and ending ________.

Duties and Responsibilities - During the term of your employment, you agree to
---------------------------
serve as an executive consultant to the Company providing services when required, as the Executive Committee may from time to time prescribe. You shall commence the performance of such duties at such time as the Company, after at least five days' prior notice in each case, directs.

During the term of your employment, you agree to devote your best efforts, energy and skill in the performance of your duties to advance the interests of the Company.

Compensation - For all services rendered by you during the term of your
------------
employment, the Company shall pay you a salary of $________ for each of the five years of the term of your employment. Salary shall be payable in installments at the end of each semi-monthly period.

Employee Benefits - During the term of your employment, you shall be entitled to
-----------------
participate in such employee plans of the Company as are in effect from time to time in accordance with provisions of such plans; provided, however, that you shall not be entitled to participate in any bonus plan of the Company or in Supplemental Long-Term Disability Income program of the Company or the Star Reachers Compensation Plan of the Company.

Death or Disability - In the event of your death or permanent disability (as
-------------------
defined in the Company's disability plan) during the term of your employment, the Company will pay to you in the case of disability, or to the beneficiary or beneficiaries last

                                                                         3/19/93
designated by you in writing to the Chief Executive Officer of the Company in case of your death or, in the absence of such designation, to your estate, the payments which would have been made to you hereunder during the remainder of the term of your employment. You may delete, add or change beneficiaries in the manner set forth above at any time.

Covenant Not to Compete - During the term of your employment, you covenant and
-----------------------
agree that you will not, directly or indirectly, own, manage, operate, control, be employed by or be connected with the ownership, management, operation or control of:

     (a) Any advertising agency (or holding company or subsidiary thereof) other than the Company;

     (b)  Any client of the Company or any of its subsidiaries or affiliates; or

     (c) Any company or other entity selling products that compete with products of clients of the Company or any of its subsidiaries or affiliates unless the Chief Executive Officer of the Company shall have given you prior written consent upon such terms as he shall deem appropriate.

In addition to the foregoing, you further covenant and agree that, during the term of your employment you will not, directly or indirectly, for your own benefit or for the benefit of any other person, firm, or corporation:

     (a) Solicit, for purposes of employment, either any employee of the Company or its subsidiaries or affiliates or any employee of any client of the Company or its subsidiaries or affiliates;

     (b) Induce either any employee of the Company or its subsidiaries or affiliates or any employee of any client of the Company or its subsidiaries or affiliates to terminate such employment for purposes of becoming employed elsewhere;

     (c) Interfere with the relationship either between the Company or its subsidiaries or affiliates and its employees or between any client of the Company or its subsidiaries or affiliates and its employees; or

     (d) Otherwise hire or induce others to hire either any employee of the Company or its subsidiaries or affiliates or of any client of the Company or its subsidiaries or affiliates unless the Chief Executive Officer of the Company shall have given prior written consent upon such terms as he shall deem appropriate.

It is expressly understood and agreed that the Company's remedies for breach of any of these covenants shall not be limited to damages in the amount of salary to be paid to you hereunder.

Termination by Company - The Company may terminate this Agreement:
----------------------

     (a) Upon a material breach of any provision hereof by you which shall not be remedied within ten days after notice; or

     (b) For cause relating to substantial matters which might have a serious, material adverse impact on the Company, which shall not be remedied within ten days after notice; or

     (c) For cause relating to substantial matters which have had a serious, material adverse impact on the Company; or

     (d) For cause relating to your conduct which, in the judgment of the Company, discredits the Company or its clients or is detrimental to the reputation, character, or standing of the Company or its clients.

                                      * * *

This letter supersedes all prior agreements or understandings as to your employment by the Company, it being understood and agreed that this letter contains our entire understanding with respect to its subject matter.

As you know, I am writing this letter on behalf of the Company pursuant to a resolution of the Board of Directors authorizing me to execute such agreements. Please execute the original of this letter and return it to me, upon which it will be binding and effective on the Company and you.

                                                   Very truly yours,

                                                   LEO BURNETT COMPANY, INC.


                                                   By:______________________

Agreed and Accepted:
                                                      3/19/93

_____________________________